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Exhibit 10.3

                             1998 STOCK OPTION PLAN
                                       OF
                     UNITED BANCORPORATION OF ALABAMA, INC.


1. PURPOSES OF THE PLAN

The purposes of the 1998 Stock Option Plan ("Plan") of United Bancorporation of Alabama, Inc., a Delaware corporation (the "Company"), are to:


(a) Encourage selected employees and directors, upon whose efforts the Company is largely dependent for its success, to improve operations and increase profits of the Company;

(b) Assist the Company in attracting and retaining employees and directors of the Company or its Affiliates; and

(c) Increase the interest of selected employees and directors in the Company's welfare and align the interests of such individuals with those of the stockholders of the Company, by allowing participation in the growth in value of the common stock of the Company (the Class A common stock, $.01 per share, of the Company being referred to herein as the "Common Stock").

Options granted under this Plan ("Options") may be "incentive stock options" ("ISOs") intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code"), or "nonstatutory options" ("NSOs") not intended to satisfy the requirements for ISOs.


2. ELIGIBLE PERSONS

Every person who at the date of grant of an Option is an employee of the Company or of any Affiliate (as defined below) of the Company is eligible to receive NSOs or ISOs under this Plan. Every person who at the date of grant is a nonemployee director of the Company or any Affiliate (as defined below) of the Company is eligible to receive NSOs under this Plan. The term "Affiliate" as used in this Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code. The term "employee" includes an officer or director who is an employee of the Company or any Affiliate. The Administrator (as defined below) may elect to award options only to directors, officers, or other key employees of the Company or any Affiliate upon whose judgment, initiative or effort the Companies relies for the successful conduct of its business, as determined in the Administrator's discretion.


3. STOCK SUBJECT TO THIS PLAN; MAXIMUM NUMBER OF GRANTS

Subject to the provisions of Section 6.1.1 of this Plan, the total number of shares of stock which may be issued under Options granted pursuant to this Plan shall not exceed Seventy-seven Thousand (77,000) shares of Common Stock. The shares covered by the portion of any grant under this Plan which expires, terminates or is cancelled unexercised shall become available again for grants under this Plan. Where the exercise price of an Option is paid by means of the optionee's surrender of previously owned shares of Common Stock or the Company's withholding of shares otherwise issuable upon exercise of the Option as permitted herein, only the net number of shares issued and which remain outstanding in connection with such exercise shall be deemed "issued" and no longer available for issuance under this Plan.


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4. ADMINISTRATION

4.1 Administrator. This Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee (the "Committee") to which administration of this Plan, or of part of this Plan, is delegated by the Board (in either case, the "Administrator"). The Board shall appoint and remove members of the Committee in its discretion in accordance with applicable laws. If necessary in order to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Section 162(m) of the Code, the Committee shall, in the Board's discretion, be comprised solely of "nonemployee directors" within the meaning of said Rule 16b-3 and "outside directors" within the meaning of Section 162(m) of the Code. The foregoing notwithstanding, the Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper and the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights and duties of the Administrator under this Plan.

4.2 Authority. Subject to the other provisions of this Plan, the Administrator shall have the authority, in its discretion: (a) to grant Options; (b) to determine the fair market value of the Common Stock subject to Options; (c) to determine the exercise price of Options granted; (d) to determine the persons to whom, and the time or times at which, Options shall be granted, and the number of shares subject to each Option; (e) to construe and interpret the terms and provisions of this Plan and of any option agreement and all Options granted under this Plan; (f) to prescribe, amend, and rescind rules and regulations relating to this Plan; (g) to determine the terms and provisions of each Option granted (which need not be identical), including but not limited to, the time or times at which Options shall be exercisable; (h) with the consent of the optionee, to modify or amend any Option; (i) to reduce the exercise price of any Option; (j) to accelerate or defer (with the consent of the optionee) the exercise date of any Option; (k) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option; and (l) to make all other determinations deemed necessary or advisable for the administration of this Plan or any option agreement or Option. The Administrator may delegate nondiscretionary administrative duties to such employees of the Company, as it deems proper. The Administrator may employ attorneys, consultants, accountants or other persons, and shall be entitled to rely upon the advice, opinions or evaluations of such persons.

4.3 Interpretation. All questions of interpretation, implementation, and application of this Plan or any option agreement or Option shall be determined by the Administrator, which determination shall be final and binding on all persons. No person acting as or on behalf of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan, and all members of the Board or any Committee shall be fully protected by the Company in respect of any such action, determination or interpretation.


5. GRANTING OF OPTIONS; OPTION AGREEMENT

5.1 Time Limit for Grants. No Options shall be granted under this Plan after 10 years from the date of adoption of this Plan by the Board.

5.2 Written Agreement. Each Option shall be evidenced by a written stock option agreement, in form satisfactory to the Administrator, executed by the Company and the person to whom such Option is granted. In the event of a conflict between the terms or conditions of an option agreement and the terms and conditions of this Plan, the terms and conditions of this Plan shall govern.

5.3 Option Type. The stock option agreement shall specify whether each Option it evidences is an NSO or an ISO, provided, however, all Options granted under this Plan to nonemployee directors and consultants of the Company are intended to be NSOs.

5.4 Prospective Grantees. Subject to Section 6.3.3 with respect to ISOs, the Administrator may approve the grant of Options under this Plan to persons who are expected to become employees or directors of the Company, but are not employees or directors at the date of approval, and the date of approval shall be deemed to be the date of grant unless otherwise specified by the Administrator.


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6. TERMS AND CONDITIONS OF OPTIONS

Each Option granted under this Plan shall be subject to the terms and conditions set forth in Section 6.1. NSOs shall be also subject to the terms and conditions set forth in Section 6.2, but not those set forth in Section
6.3. ISOs shall also be subject to the terms and conditions set forth in
Section 6.3, but not those set forth in Section 6.2.

6.1 Terms and Conditions to Which All Options Are Subject. All Options granted under this Plan shall be subject to the following terms and conditions:

6.1.1 Changes in Capital Structure. Subject to Section 6.1.2, if the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, or if the Company effects a spinoff of the Company's subsidiary, appropriate adjustments shall be made by the Board, in its sole discretion, in (a) the number and class of shares of stock subject to this Plan and each Option outstanding under this Plan, and (b) the exercise price of each outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments.

6.1.2 Corporate Transactions. In the event of a Corporate Transaction (as defined below), the Administrator shall notify each optionee at least 30 days prior thereto or as soon as may be practicable. To the extent not previously exercised, (a) all Options shall become exercisable immediately prior to the Corporate Transaction, even if such Options would not otherwise have been exercisable, and (b) all outstanding Options shall be assumed or equivalent options substituted by an applicable successor corporation or any Affiliate of the successor corporation in the event of a Corporate Transaction (such substituted option to be deemed to pertain to the securities which a holder of the number of shares of common stock subject to the Option would have been entitled as a result of the Corporate Transaction). A "Corporate Transaction" means a liquidation or dissolution of the Company, a merger or consolidation of the Company with or into another corporation or entity, a sale of all or substantially all of the assets of the Company, a purchase of more than 50 percent of the outstanding capital stock of the Company in a single transaction or a series of related transactions by one "person" (as that term is used in Section 13(d) of the Exchange Act) or more than one person acting in concert, or any other "Change of Control" of the Company, a "Change of Control" being deemed to have occurred if any person becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company's then outstanding securities or if a majority of the Board is comprised of persons other than present directors of the Company or persons directly or indirectly nominated by such present directors.

 6.1.3 Time of Option Exercise. Subject to Section 5 and Section 6.3.4, an Option granted under this Plan shall be exercisable (a) immediately as of the effective date of the stock option agreement granting the Option, or (b) in accordance with a schedule or performance criteria as may be set by the Administrator and specified in the written stock option agreement relating to such Option. To the extent that an option agreement provides for vesting of Options in accordance with a schedule, such agreement shall provide for accelerated vesting of Options under the agreement in the event of the death, disability or retirement of the optionee. In any case, no Option shall be exercisable until a written stock option agreement in form satisfactory to the Company is executed by the Company and the optionee.

6.1.4 Option Grant Date. The date of grant of an Option under this Plan shall be the effective date of the stock option agreement granting the Option.

6.1.5 Nontransferability of Option Rights. Except with the express written approval of the Administrator which approval the Administrator is authorized to give only with respect to NSOs, no Option granted under this Plan shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution. During the life of the optionee, an Option shall be exercisable only by the optionee.

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6.1.6 Payment. Except as provided in this Section 6.1.6 and in Section 7.1 below, payment in full, in cash, shall be made for all stock purchased at the time written notice of exercise of an Option is given to the Company, and proceeds of any payment shall constitute general funds of the Company. The Administrator, in the exercise of its absolute discretion after considering any tax, accounting and financial consequences, may authorize any one or more of the following additional methods of payment:

         (a) Subject to the discretion of the Administrator and the terms of the stock option agreement granting the Option, delivery by the optionee of shares of Common Stock already owned by the optionee for all or part of the Option price, provided the fair market value (determined as set forth in Section 6.1.9) of such shares of Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by delivery of such stock;

         (b) Subject to the discretion of the Administrator, through the surrender of shares of Common Stock then issuable upon exercise of the Option, provided the fair market value (determined as set forth in Section 6.1.9) of such shares of Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by surrender of such stock; and

         (c) By means of so-called cashless exercises as permitted under applicable rules and regulations of the Securities and Exchange Commission and the Federal Reserve Board.

6.1.7 Withholding and Employment Taxes. In the case of an employee exercising an NSO, at the time of exercise and as a condition thereto, or at such other time as the amount of such obligation becomes determinable, the optionee shall remit to the Company in cash all applicable federal and state withholding and employment taxes. Such obligation to remit may be satisfied, if authorized by the Administrator in its sole discretion, after considering any tax, accounting and financial consequences, by the optionee's (i) tendering to the Company previously owned shares of Common Stock or other securities of the Company with a fair market value equal to the required amount, or (ii) agreeing to have shares of Common Stock (with a fair market value equal to the required amount) which are acquired upon exercise of the Option withheld by the Company.

6.1.8 Other Provisions. Each Option granted under this Plan may contain such other terms, provisions, and conditions not inconsistent with this Plan as may be determined by the Administrator, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify the Option as an "incentive stock option" within the meaning of Section 422 of the Code.

6.1.9 Determination of Value. For purposes of this Plan, the fair market value of Common Stock or other securities of the Company shall be determined as follows:

         (a) If the Common Stock is listed on a securities exchange or is regularly quoted by a recognized securities dealer, and selling prices are reported, its fair market value shall be the closing price of such stock on the date the value is to be determined, but if selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for such stock on the date the value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices).

         (b) In the absence of an established market for the Common Stock, the fair market value thereof shall be determined in good faith by the Administrator, with reference to the Company's net worth, prospective earning power, dividend paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry, the Company's management, and the values of stock of other corporations in the same or a similar line of business, and may specifically take into account information available to it as to recent transaction prices for Common Stock.

6.1.10 Option Term. Subject to Section 6.3.4, no Option shall be exercisable more than 10 years after the date of grant, or such lesser period of time as is set forth in the stock option agreement with respect to such Option (the end of

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the maximum exercise period stated in the stock option agreement being referred to in this Plan as the "Expiration Date").

6.2 Terms and Conditions to Which Only NSOs Are Subject. Options granted under this Plan which are designated as NSOs shall be subject to the following terms and conditions:

6.2.1 Exercise Price. The exercise price of an NSO shall be the amount determined by the Administrator as specified in the option agreement with respect to such NSO.

6.2.2 Termination of Employment. Except as otherwise provided in the pertinent stock option agreement, if for any reason an optionee ceases to be employed by the Company or any of its Affiliates, Options that are NSOs held at the date of termination (to the extent then exercisable) may be exercised in whole or in part at any time within three months of the date of such termination (but in no event after the Expiration Date). For purposes of this Section 6.2.2, "employment" includes service as a director. For purposes of this Section 6.2.2, an optionee's employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days (or, if the optionee has a right to reemployment by the Company or any Affiliate for a longer period, either contractually or by statute, for such longer period).

6.3 Terms and Conditions to Which Only ISOs Are Subject. Options granted under this Plan which are designated as ISOs shall be subject to the following terms and conditions:

6.3.1 Exercise Price. (a) The exercise price of an ISO shall be not less than the fair market value (determined in accordance with Section 6.1.9) of the stock covered by the Option at the time the Option is granted. (b) The exercise price of an ISO granted to any Ten Percent Stockholder shall in no event be less than 110% of the fair market value (determined in accordance with Section 6.1.9) of the stock covered by the Option at the time the Option is granted.

6.3.2 Disqualifying Dispositions. If stock acquired by exercise of an ISO granted pursuant to this Plan is disposed of in a "disqualifying disposition" within the meaning of Section 422 of the Code (a disposition within two years from the date of grant of the Option or within one year after the transfer of such stock on exercise of the Option), the holder of the stock immediately before the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the Option as the Company may reasonably require.

6.3.3 Grant Date. If an ISO is granted in anticipation of employment as provided in Section 5.4, the Option shall be deemed granted, without further approval, on the date the grantee assumes the employment relationship forming the basis for such grant, and, in addition, satisfies all requirements of this Plan for Options granted on that date.

6.3.4 Term. Notwithstanding Section 6.1.10, no ISO granted to any Ten Percent Stockholder shall be exercisable more than five years after the date of grant.

6.3.5 Termination of Employment. Except as otherwise provided in the stock option agreement, if for any reason an optionee ceases to be employed by the Company or any of its Affiliates, Options that are ISOs held at the date of termination (to the extent then exercisable) may be exercised in whole or in part at any time within three months of the date of such termination (but in no event after the Expiration Date). For purposes of this Section 6.3.5, an optionee's employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days (or, if the optionee has a right to reemployment by the Company or any Affiliate for a longer period, either contractually or by statute, for such longer period).


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6.3.6 Limitation. To the extent required by the Code, the aggregate fair market value (determined as of the grant date) of shares of Common Stock with respect to which an ISO is exercisable for the first time by an optionee during any calendar year (under all plans of the Company and affiliates) shall not exceed $100,000.


7. MANNER OF EXERCISE

7.1 Notice of Exercise; Payment. Except as otherwise provided in the stock option agreement, (a) an optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price and withholding taxes as provided in Sections 6.1.6 and 6.1.7, and (b) the date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price will be considered as the date such Option was exercised.

7.2 Issuance of stock. Promptly after receipt of written notice of exercise of an Option and the payments called for by Section 7.1, the Company shall, without stock issue or transfer taxes to the optionee or other person entitled to exercise the Option, deliver to the optionee or such other person a certificate or certificates for the requisite number of shares of stock.


8. EMPLOYMENT OR STOCKHOLDER RELATIONSHIP

8.1 No Right of Employment. Nothing in this Plan or any Option granted hereunder shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate any optionee's employment at any time, nor confer upon any optionee any right to continue in the employ of the Company or any of its Affiliates.

8.2 No Stockholder Rights. An optionee or permitted transferee of the Option shall not have any rights or privileges as a stockholder with respect to any shares of stock covered by the Option until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of such shares.


9. CONDITIONS UPON ISSUANCE OF SHARES

Shares of Common Stock shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the "Securities Act"). Options may be granted and exercised under this Plan only after there has been compliance with all applicable federal and state securities laws.


10. NONEXCLUSIVITY OF THIS PLAN

The adoption of this Plan shall not be construed as creating any limitations on the power of the Company to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options other than under this Plan.


11. RESALE RESTRICTION IN CERTAIN EVENTS

Each optionee, if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act, shall not sell or otherwise transfer any shares of Common Stock acquired upon exercise of Options during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act after the date of adoption of this Plan which includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop transfer instructions with respect to securities subject to the foregoing restriction until the end of such 180-day period.

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12. CHANGES TO PLAN

The Board may at any time amend, alter, suspend or discontinue this Plan. Without the consent of an optionee, no amendment, alteration, suspension or discontinuance may adversely affect outstanding Options granted to such optionee except to conform this Plan and ISOs granted under this Plan to the requirements of federal or other tax laws relating to incentive stock options. No amendment, alteration, suspension or discontinuance shall require stockholder approval unless (a) stockholder approval is required to preserve incentive stock option treatment for federal income tax purposes or (b) the Board otherwise concludes that stockholder approval is advisable.


13. EFFECTIVE DATE OF PLAN; TERMINATION

This Plan shall become effective upon adoption by the Board provided, however, that no Option shall be exercisable unless and until approval of stockholders of the Company voting at a validly called stockholders' meeting is obtained within twelve months after adoption of this Plan by the Board. If any Options are so granted and stockholder approval shall not have been obtained within twelve months of the date of adoption of this Plan by the Board, such Options shall terminate retroactively as of the date they were granted. This Plan shall terminate on the date ten years from the date of its adoption by the Board unless earlier terminated.

ADOPTED by the Board of Directors of United Bancorporation of Alabama, Inc. on December 22, 1998.

                                           /s/ David D. Swift
                                           -----------------------------
                                                 David D. Swift
                                                 Secretary